UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2018

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to their respective employment agreements, our Chief Executive Officer, Myron Holubiak, and our Chief Financial Officer, Jaime Bartushak, are eligible to receive an annual discretionary bonus equal to a percentage of their base salary (50% for Mr. Holubiak and 40% for Mr. Bartushak), based on the attainment of certain goals established by our Board of Directors. In our definitive proxy statement filed on December 13, 2017, we reported that the final bonus amounts had not been determined at that time and included in the executive compensation table under the nonequity incentive plan compensation column an amount equal to 100% of the respective officer’s bonus, which for Mr. Holubiak was $225,000 and for Mr. Bartushak was $100,000, which amounts had been fully accrued and reserved. In the proxy statement, we reported total compensation for fiscal 2017 to Mr. Holubiak of $694,114, which consisted of: base compensation of $450,000, nonequity incentive plan compensation of $225,000, and option awards of $19,114. In that same proxy statement, we reported total compensation for fiscal 2017 to Mr. Bartushak of $455,149, which consisted of: base compensation of $250,000, nonequity incentive plan compensation of $100,000, and option awards of $105,149. On February 7, 2018, our Board of Directors determined the attainment of the goals for each officer and awarded a bonus of $186,750 to Mr. Holubiak and a bonus of $83,000 to Mr. Bartushak, which brings Mr. Holubiak’s and Mr. Bartushak’s total compensation for fiscal 2017 to $655,864 and $438,846, respectively. There were no other changes to the executive compensation as reported in our definitive proxy statement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 7, 2018, the Board of Directors of Citius Pharmaceuticals, Inc. amended and restated the Bylaws of the Company (the “Bylaws”) as set forth in the attached Amended and Restated Bylaws, allowing for stockholder proxy access for director nominations. The Bylaws now contain a new Section 3.16, which provides the means by which stockholders can have director nominees included in the Company’s proxy materials for annual meetings. Generally, a stockholder or group of not more than 20 stockholders who comply with the provisions of Section 3.16 and who have held at least 3% of the outstanding shares for at least three years may nominate the greater of two individuals or 20% of the number of directors in office. Technical amendments were made to other sections of the Bylaws to accommodate new Section 3.16. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

We held our 2018 annual meeting of stockholders on February 7, 2018. At the meeting, stockholders elected the following seven members to our Board of Directors for a term expiring at the annual meeting of stockholders to be held in 2019, based on the following votes:

Member	For	Withheld	Broker Non-Votes
Myron Holubiak	4,713,849	22,512	1,020,335
Leonard Mazur	4,713,844	22,517	1,020,335
Suren Dutia	4,712,781	23,580	1,020,335
Dr. William Kane	4,712,820	23,541	1,020,335
Howard Safir	4,711,930	24,431	1,020,335
Carol Webb	4,711,966	24,395	1,020,335
Dr. Eugene Holuka	4,711,970	24,391	1,020,335

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At the meeting, our stockholders took the following actions:

•	Ratified the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2018. The vote for such approval was 5,705,681 shares for, 45,655 shares against, 5,360 shares abstaining, and no broker non-votes; and

•	Approved the Citius Pharmaceuticals, Inc. 2018 Omnibus Stock Incentive Plan. The vote for such approval was 4,700,520 shares for, 30,136 shares against, 5,705 shares abstaining, and 1,020,335 shares of broker non-votes.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws, adopted February 7, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: February 9, 2018	/s/ Myron Holubiak
Myron Holubiak President and Chief Executive Officer

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